Exhibit 5.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2215 www.dlapiper.com T 650.833.2000 F 650.833.2001

June 27, 2013
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Finisar Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2013, including the prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of Securities (as defined below).
As used herein, the term “Securities” includes (i) shares of preferred stock, par value $0.001 per share, in one or more classes or series as designated by the Company (the “Preferred Stock”), (ii) shares of common stock, par value $0.001 per share (the “Common Stock”), (iii) senior or subordinated debt securities of the Company (the “Debt Securities”) consisting of debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series, (iv) warrants to purchase Preferred Stock, Common Stock or Debt Securities of the Company, as designated by the Company at the time of the offering (collectively, the “Warrants”) and (v) units comprised of one or more shares of Common Stock, Preferred Stock, Debt Securities and/or Warrants, in any combination (the “Units”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(a)the Registration Statement;
(b)the Certificate of Incorporation and Bylaws, each as amended, of the Company, as in effect on the date hereof, certified as true, accurate and complete by the Secretary of the Company;
(c)the records of the proceedings and actions of the Board of Directors (the “Board”) of the Company with respect to the authorization of the filing of the Registration Statement and to the issuance of the Securities, certified as true, accurate and complete by the Secretary of the Company; and
(d)such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions and qualifications noted below.

In our examination of documents for purposes of this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.
We have not made an independent review of the laws of any state or jurisdiction other than the State of California, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal laws of the United States. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the laws of the State of California, the DGCL and the federal laws of the United States of America to the extent specifically referred to herein. Moreover, our opinion is based upon the current interpretation of applicable law and facts existing on the date hereof. We disclaim any obligation to advise you of any developments or changes in either the applicable law or facts that may occur after the date of this opinion.
We further assume that:
(a)The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) (each, a “Board Action”) in accordance with the Company’s Certificate of Incorporation, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
(b)The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.
(c)Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
(d)To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.
(e)Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Certificate of Incorporation, Bylaws and applicable law.
(f)Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or convertible Preferred Stock), there will exist, under the Company’s Certificate of Incorporation, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by certificates of designation or by classification or reclassification of existing capital stock and the filing of amendments to the Certificate of Incorporation with the Delaware Secretary of State, will have been taken.
(g)For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Certificate of Incorporation, Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Certificate of Incorporation, Bylaws and applicable law.
(h)Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Certificate of Incorporation, Bylaws and applicable law.
(i)To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.
(j)Prior to the issuance of any Units, there will exist, under the Company’s Certificate of Incorporation, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Units, whether by certificates of designation or by classification or reclassification of existing capital stock and the filing of amendments to the Certificate of Incorporation with the Delaware Secretary of State, will have been taken.
(k)Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Certificate of Incorporation, Bylaws and applicable law.

(l)To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.
(m)Any underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, as of the date of this opinion:
(1)Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.
(2)Upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Certificate of Incorporation, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
(3)When a class or series of Preferred Stock (and securities of any class or series into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Certificate of Incorporation, Bylaws and applicable law, and upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Certificate of Incorporation, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more series of the Preferred Stock Warrants, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
(4)Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Certificate of

Incorporation, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.
(5)Upon execution, issuance, and delivery of the Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Certificate of Incorporation, Bylaws and applicable law, the applicable Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Units will be duly authorized and constitute valid and legally binding obligations of the Company.
In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
(a)We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
(b)The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)